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             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):
                       April 7, 1998




                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)



 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)


                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)


    Registrant's telephone number, including area code:
                      (203) 968-3000


             This document consists of 5 pages.

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                Forward-Looking Statements

This Current Report on Form 8-K contains statements which are deemed to be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 ("Litigation Reform Act"). These forward-looking statements and other information relating to Registrant are based on the beliefs of management as well as assumptions made by and information currently available to management.

The word "will" is intended to identify forward-looking statements. Such statements reflect the current views of Registrant with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. Registrant does not intend to update these forward-looking statements.

In accordance with the provisions of the Litigation Reform Act, Registrant is making investors aware that such "forward-looking" statements, because they relate to future events, are by their very nature subject to many important factors which could cause actual results to differ materially from those contained in the "forward-looking" statements. Such factors relevant to this Form 8-K include but are not limited to the following:

Competition - Registrant operates in an environment of significant competition, driven by rapid technological advances and the demands of customers to become more efficient. There are a number of companies worldwide with significant financial resources which compete with Registrant to provide document processing products and services in each of the markets served by Registrant, some of whom operate on a global basis. Registrant's success in its future performance is largely dependent upon its ability to compete successfully in its currently-served markets and to expand into additional market segments.

Transition to Digital - presently black and white light-lens copiers represent over half of Registrant's revenues. This segment of the general office is mature with anticipated declining industry revenues as the market transitions to digital technology. Some of Registrant's new digital products replace or compete with Registrant's current light-lens equipment. Changes in the mix of products from light-lens to digital, and the pace of that change as well as competitive developments could cause actual results to vary from those expected.

Pricing - Registrant's ability to succeed is dependent upon its ability to obtain adequate pricing for its products and services which provide a reasonable return to shareholders. Depending on competitive market factors, future prices Registrant can obtain for its products and services may vary from historical levels.

Financing Business - a significant portion of Registrant's profits arise from the financing of its customers' purchase of Registrant's equipment. On average, 75 to 80 percent of equipment sales are financed through Registrant. Registrant's ability to provide such financing at competitive rates and realize profitable

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spreads is highly dependent upon its own costs of borrowing which, in turn, depend upon its credit ratings. Significant changes in such ratings could reduce the profitability of such financing business and/or make Registrant's financing less attractive to customers thus reducing the volume of financing business done. Registrant's present credit ratings permit ready access to the credit markets. There is no assurance that these credit ratings can be maintained and/or ready access to the credit markets can be assured.

Productivity - Registrant's ability to sustain and improve its profit margins is largely dependent on its ability to maintain an efficient, cost-effective operation. Productivity improvements through process reengineering, design efficiency and supplier cost improvements are required to offset labor and materials cost inflation and competitive price pressures.

International Operations - Registrant derives approximately half its revenue from operations outside of the United States. In addition, Registrant manufactures many of its products and/or their components outside the United States. Registrant's future revenue, cost and profit results could be adversely affected by a number of factors, including changes in foreign currency exchange rates, changes in economic conditions from country to country, changes in a country's political conditions, trade protection measures, licensing requirements and local tax issues.

New Products/Research and Development - the process of developing new high technology products and solutions is inherently complex and uncertain. It requires accurate anticipation of customers' changing needs and emerging technological trends. Registrant must then make long-term investments and commit significant resources before knowing whether these investments will eventually result in products that achieve customer acceptance and revenues required to provide anticipated returns from these investments.

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Item 5.   Other Events

         Registrant Announces Worldwide Restructuring

On April 7, 1998, Registrant announced a worldwide restructuring to enhance its competitive position and further align its cost structure with the demands of the digital world. Registrant will take an after-tax charge of approximately $1 billion against second quarter earnings to cover the costs of the program, which will include the elimination of about 9,000 jobs worldwide through voluntary reductions and layoffs; the closing and consolidation of facilities; and the write-down of certain assets.

"The markets we serve are growing strongly and transitioning rapidly to digital technologies," said Xerox Chairman and Chief Executive Officer Paul A. Allaire. "In the digital world, profitable revenue growth can only be assured by continuous significant productivity improvements in all operations and functions worldwide and we are determined to deliver these improvements."

"This restructuring is an important and integral part of implementing our strategy and ensuring that we maintain our leadership in the digital world," Allaire said. "The continued adverse currency and pricing climate underscores the importance of continuous and, in certain areas, dramatic productivity improvements."

"Xerox has accomplished what few other companies have -- foreseen, adapted to and led a major transformation in its market," said Xerox President and Chief Operating Officer G. Richard Thoman.
"As our markets and customer needs continue to change, Xerox will continue to anticipate and lead. We are focused on being the best in class in the digital world in all respects. To enhance our competitive position, we must be competitive in terms of the cost of our products and infrastructure, the speed of our response to the marketplace, the service we provide our customers and the breadth and depth of our distribution channels."

As a result of a six-month planning process involving more than 50 teams, Registrant will implement some 150 specific projects. Among them:

-- Streamline and rationalize worldwide manufacturing, logistics, distribution and service operations. For example, Registrant will centralize and consolidate U.S. parts depots and outsource storage and distribution.

-- Move from country-centric operations in Europe to a more "pan-European" structure to provide more efficient customer support. Registrant will rationalize and consolidate functions and locations to reduce duplication and to increase speed of response to the marketplace.

-- Overhaul administrative processes and associated resources to achieve significantly greater productivity and speed of implementation. For example, Registrant will close one of four geographically-organized U.S. customer administrative centers with the re-

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maining three re-focused by customer segment,
enabling improved customer support at lower cost.

When fully implemented, the ongoing pre-tax savings from the initiatives will be approximately $1 billion annually. Initially, more than half of the savings will be reinvested to implement process and systems changes in order to enable the restructuring, and in ongoing efforts to broaden and strengthen marketing programs and distribution channels to enhance revenue growth. Paybacks will be spread over three or four years, particularly in Europe where the process of implementation is more complex.

Sales, administrative and general expenses as a percentage of revenue will move from the high 20's to the low 20's over time, driven primarily by large reductions in overhead costs. Manufacturing and service productivity will also improve.
These benefits will be somewhat offset by slightly lower gross margins overall due to the increasing proportion of Registrant's business conducted through indirect sales channels and outsourcing.

"This repositioning will strengthen us financially and enable strong cash generation," Allaire said. "We have strong business momentum. We have exciting market opportunities and excellent customer acceptance of our broad product line. These initiatives will underpin the consistent delivery of double-digit revenue growth and mid- to high teens earnings-per-share growth. This restructuring is another step in our sustained strategy to lead the digital document world and provide superior customer and shareholder value."



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                        SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.


                                     XEROX CORPORATION

                                     By: MARTIN S. WAGNER
                                         Assistant Secretary

Dated:  April 8, 1998

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